Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement on Form S-1/A (File No. 333-275441) and related prospectus, of our report dated March 20, 2023, with respect to the financial statements of Auddia Inc as of December 31, 2022 and 2021 and for the years then ended. Our report includes an explanatory paragraph related to Auddia Inc’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts”.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

November 17, 2023